Briggs & Veselka Co.
A LIMITED LIABILITY PARTNERSHIP
Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cipherloc Corporation (the "Company") of our report dated December 21, 2021, relating to our audit of the financial statements of the Company as of and for the fiscal year ended September 30, 2021 and 2020 which is part of this Registration Statement.

Briggs & Veselka Co.
Briggs & Veselka Co.
Houston, Texas

June 29, 2022